Exhibit 4.25

Loan Contract

Contract No.:

Loan Contract

Between

Shanghai eHi Car Rental Co., Ltd.

and

Shanghai Chenghuan Car Rental Co., Ltd.

January, 2016

Loan Contract

This Contract is entered into by the following parties in Putuo District, Shanghai on January 8, 2016:

Party A: Shanghai eHi Car Rental Co., Ltd.

Legal representative: Zhang Ruiping

Address: 12F, Building 5, Lane 388, Daduhe Road, Putuo District, Shanghai

Postal code: 200062

Tel: 021-64687000

Party B: Shanghai Chenghuan Car Rental Co., Ltd.

Legal representative: Cheng Rong

Address: Room 806, Building 2, Lane 133, Zhongzhou Road, Hongkou District, Shanghai

Postal code: 200080

Tel: 021-63243960

Guarantor 1: Cheng Rong

Guarantor 2: Ji Haifeng

The foregoing parties are hereinafter individually referred to as a “Party” and collectively the “Parties”.

Upon friendly consultation, the Parties have reached the following agreements on the loan hereunder pursuant to relevant laws and regulations.

Article 1                                  Loan and Purpose

1.1                               For the purpose of business operation, Party B hereby borrows from Party A an amount of RMB50,000,000.  Subject to the mutual agreement by Party A and Party B, the loan hereunder may be provided in such way as non-monetary assets monetarily assessable and lawfully transferrable, including tangible goods and land use right etc.

1.2                               Party A agrees to extend the monetary loan to Party B by way of bank entrustment loan at an annual interest rate of 7.75% calculated annually for a term of one (1) year.  The extension and payment of the loan hereunder is subject to the entrustment loan contract by and among Party A, Party B and the bank.

1.3                               The loan provided by Party A hereunder will be only for business operation.  Without the written consent of Party A, the loan shall not be used for the repayment by Party B to any individual or entity, including shareholder loan of the company, and used for any purpose other than those provided hereunder.

1.4                               Party A shall have the right to supervise the loan hereunder by directly remitting the loan through banks to the accounts of vehicles vendors or other accounts permitted by Party A, and to handle the mortgage registration formalities for the purchased vehicles.

Article 2                                  Party B’s Representations and Warranties

Party B hereby makes the following representations and warranties to Party A and such representations and warranties will remain valid during the term hereof:

2.1                               Execution and Performance. Party B warrants that it is duly established and validly existing, has the qualification to sign this contract, and has obtained all necessary authorizations or approvals to sign and perform this contract.

2.2                               Non-fraudulent Warranty. Party B warrants that all documents, materials, reports and information that it has provided to Party A are true, complete, accurate and valid, contain no misstatement, material omission or misleading representation, any intentional cheating or fraud.

2.3                               Non-conflicting Warranty. The execution and performance of this contract by Party B will not breach the articles of association of the company or relevant laws and regulations, nor will it conflict with the obligations of any other contracts that are executed or under performance.

2.4                               Financial Statements. The financial statements provided by Party B to Party A (See Appendix I - Balance Sheet and Profit Statement as of December 30, 2014, Balance Sheet and Profit Statement as of June 30, 2015 and Balance Sheet and Profit Statement as of September 30, 2015) are prepared pursuant to the existing effective laws, regulations and accounting principles and such financial statements are true, accurate, complete and valid in all material aspects and fairly reflect Party B’s financial condition and performance results in relevant accounting period.  Since June 30, 2015, there has been no materially adverse change on Party B’s financial condition.

2.5                               Conditions of Operating Vehicles. Party B warrants that the List of Existing Vehicles set forth in Appendix II hereof is a summary of all vehicles used for principal business and actually owned and controlled by Party B and its affiliates (including Shanghai Chenghuan Car Service Co., Ltd., Shanghai Chenghuan Business Consulting Co., Ltd., Shanghai Benyuan Car Rental Co., Ltd., Shanghai Dingxi Car Rental Co., Ltd., Shanghai Er’xie Industry Co., Ltd., collectively, the “Party B’s Affiliates”), and truly and completely reflects the conditions of the operating vehicles of Party B and its affiliates as of the date hereof, regardless such vehicles are registered under the name of Party B or its affiliates.

2.6                               Corporate Structure. Party B has a sound corporate structure and financial management system, has incurred no material violation or incompliance in its conduct of business in the past one year, and has no material bad record of its current officials.

2.7                               Party B warrants that there has been no event that has occurred, is occurring and is threatened to affect its financial condition or repayment ability, e.g. arbitration, litigation, enforcement or violation or incompliance that may impair Party A’s rights and interests.

2.8                               Party B warrants that there has been no ongoing litigation, arbitration, other administrative proceedings or claims that may affect Party B’s ability to execute or perform this contract and repay the liability hereunder.

2.9                               No Material Reduction of Performance Ability. For the purpose of the performance hereof, Party B shall not materially reduce its ability to repay the liability hereunder and hereby irrevocably makes the following warranties:

2.9.1                     Requirement of registered capital. Party B shall not reduce its registered capital in any way and shall ensure that the shareholders will fully subscribe their respective registered capital by March 15, 2016.

2.9.2                     Equity structure. Party B warrants that it will complete the acquisition of 100% equity interests of all of the Party B’s Affiliates (i.e. Shanghai Chenghuan Car Service Co., Ltd., Shanghai Chenghuan Business Consulting Co., Ltd., Shanghai Benyuan Car Rental Co., Ltd., Shanghai Dingxi Car Rental Co., Ltd., Shanghai Er’xie Industry Co., Ltd.) referred in Article 2.5 within 30 days upon release of the 1st installment of the loan provided by Party A (RMB18,000,000), otherwise Party A has the right to require the bank to suspend or terminate the release of subsequent installments of the loan hereunder, recover the previous installments and request Party B to be liable for such breach.

2.9.3                     Limit of guarantee. Party B warrants that, during the term hereof, it will not provide any guarantee to any third party without the prior written consent of Party A. Party B warrants that it will not mortgage the existing vehicles registered under its name for the interests of any third party without the written consent of Party A and the vehicles that it purchases by using the loan hereunder for the interests of any third party (if Party A does not require Party B to handle mortgage registration formality for such vehicles).

2.9.4                     Prior permission for material ownership change or decision-making. During the term hereof, if Party B makes material ownership change or decision-making that may impair Party A’s repayment ability, it shall notify Party A in writing and obtain Party A’s written consent before such change or decision-making.  Party B’s material ownership change or decision-making includes but not limited to split, merger, acquisition, reorganization, equity transfer, external investment, material increase of debt financing; ownership or operating qualification transaction by way of lease, contracting, joint-operation, entrustment etc.; disposal of its asset in whole or in part by way of lease, transfer or otherwise.

2.9.5                     Lawful and ordinary operation. Party B warrants that it will during the term hereof conduct its operation in a lawful and ordinary way, will not organize or conduct any illegal fund-raising activities and engage in private borrowing or other acts that may affect its repayment ability or qualification.

2.9.6                     Party A’s Right of information. To ensure Party A’s timely information of the loan hereunder, Party B warrants that Party A will have full right of information on which its judgment of Party B’s repayment ability is based, including but not limited to:

(a)                                 Cooperation obligation. Actively assist and accept Party A’s inspection and supervision of Party B’s production, operation and financial activities, upon request of Party A provide all financial statements, payment and receipt vouchers, property list and relevant materials from time to time; provide Party A with full access to back-stage management regarding platform business, so that Party A may have real-time supervision on the vehicles purchased by Party A, including the daily operation and income thereof.

(b)                                 Timely notice. Party B shall notify Party A in writing immediately upon the occurrence of the following events and take proper and effective measures to hold harmless Party A’s right as a lender: actual or potential economic dispute, litigation, arbitration, lawful property seizure, frozen, attachment, or supervision, accident due to negligence resulted from violation of relevant laws, regulations, regulatory rules or industrial provisions, all significant situations that have had or may have adverse impact on its ability to fulfill the obligations hereunder.

(c)                                  Notice of change. During the term hereof, Party B shall timely notify Party A in writing of any change of Party B’s name, legal representative, domicile, business scope etc.

2.10                        Strategic relationship. Party B will treat Party A as its strategic partner on a compliance, independent and fair basis so as to achieve mutual benefit and win-win situation through coordination and scale effect, including but not limited to: when Party B proposes to conduct business with a third party, Party A will have priority to cooperate with Party B under the same conditions; Party B shall treat Party A as a service provider entitled with Party B’s most favorable treatment and all prices for car service offered by Party B shall be no higher than that it offered to other third parties.

Article 3                                  Guarantee

To secure the proper performance of the obligations hereunder, the following guarantees shall be provided to Party A in a lawful and valid way:

3.1                               Cheng Rong and Ji Haifeng, the two individual shareholders of Party B, agree to provide joint and several guarantee for the obligations of Party B hereunder (a Guarantee Contract to be signed separately and attached hereto as Appendix III),  and pledge to Party A its 50% equity share of Party B respectively so as to guarantee the fulfillment of the obligations and repayment of debts hereunder, and Party A will have first ranking priority to such fulfillment and repayment (an Equity Pledge Contract to be signed separately and attached hereto as Appendix IV).

3.2                               Party B’s Affiliates (i.e. Shanghai Chenghuan Car Service Co., Ltd., Shanghai Chenghuan Business Consulting Co., Ltd., Shanghai Benyuan Car Rental Co., Ltd., Shanghai Dingxi Car Rental Co., Ltd., Shanghai Er’xie Industry Co., Ltd.) agree to provide joint and several guarantee for the fulfillment of the obligations and repayment of debts hereunder (a Guarantee Contract to be signed separately and attached hereto as Appendix IV).

3.3                               Party B warrants that the pledgor and guarantor will fulfill their respective obligations pursuant to the Equity Pledge Contract and Guarantee Contract.  If the pledgor or guarantor fails to fulfill its obligations, representations, warranties and undertakings under the Equity Pledge Contract and Guarantee Contract, it shall be deemed that Party B has breached this contract and Party A has the right to request Party B to be liable for such breach pursuant to Article 4.

Article 4                                  Breach Liabilities

4.1                               If Party B breaches any of its obligations or undertakings hereunder, Party A has the right to unilaterally terminate this contract and the entrustment loan contract, request Party B to immediately repay all loans and interests thereof, liquidated damages or other amounts payable hereunder.  The liquidated damages will be calculated at a daily interest rate of 0.08% based on the total amount of the loan hereunder from the date when Party B’s breach act occurs until all amounts payable to Party A hereunder are fully repaid by Party B.

4.2                               Notwithstanding no claim or any delay in claim from Party A against Party B’s actual breaches, it shall not be deemed that Party A has waived its right set forth in Article 4.1.  Any compromise, extension by Party A for Party B or postponement of exercise by Party A of its rights hereunder shall not affect any right that Party A may have under this contract, laws or regulations, nor shall it be deemed a waiver thereof.

4.3                               If Party B fails to timely repay the principal of the loan hereunder or the interests thereof, it shall pay liquidated damages in an amount equal to a daily interest rate of 0.08% based on the balance of the loan hereunder (including the principal and interests thereof).

Article 5                                  Expenses.

5.1                               All expenses incurred in relation to the loan hereunder (including but not limited to the expenses in relation to the bank entrustment loan, the exercise by Party A of its creditor’s rights etc.) shall be borne by Party B.

5.2                               The expenses in relation to the exercise by Party A of its creditor’s rights refer to all expenses incurred in relation to the exercise by Party A of any right and interest pursuant to this contract and relevant guarantee contract (including the Equity Pledge Contract and Guarantee Contract), including but not limited to litigation fee (or arbitration fee), attorney’s fee, travel expenses, assessment fee, auction fee and appraisal fee.

Article 6                                  Each Party shall have confidentiality obligation and shall not disclose to any third party various materials, documents and information of the other party that it has obtained, except otherwise provided by laws, administrative regulations or regulatory authorities.

Article 7                                  Party B agrees that, Party A will notify Party B (rather than obtain Party B’s consent) of the transfer of Party A’s rights and obligations in whole or in part to any third party.

Article 8                                  This contract shall be governed by the laws of the People’s Republic of China. Any dispute arising out of or in relation to this contract shall be resolved through friendly consultation by the Parties; if the dispute cannot be resolved through consultation, any Party shall have the right to bring a lawsuit with the competent People’s court at the place where Party A is located.  The remainder of this contract (other than the dispute) shall still be fulfilled pending the settlement of such dispute.

Article 9                                  This contract shall become effective as of the date when it is signed and sealed with official seal by the legal representatives or authorized representatives of the Parties and terminate when Party B has fully repaid the principal of the loan hereunder, the interests thereof, liquidated damages and other expenses as provided hereunder (if any), except otherwise agreed by the Parties in writing.

Article 10                           The Entrustment Loan Contract, Equity Pledge Contract, Guarantee Contract, other legal documents in relation to this contract shall constitute integral parts hereof.

Article 11                           The invalidity or non-enforcement of any provision hereof shall not affect the validity and enforcement of other provisions hereof and the validity of this contract in its entirety.  The invalidity of this contract in whole or in part shall not affect the validity of the guarantee provisions contained hereof.

Article 12                           The titles and headings hereof are inserted only for reference, will not operate as any interpretation of this contract, nor will it limit the content thereunder and the scope thereof.

(The Remainder of this Page Intentionally Left Blank)

Loan Contract

[Signature Page]

Party A: Shanghai eHi Car Rental Co., Ltd. (official seal)

Legal representative or authorized representative (signature or seal):		/s/ Zhang Ruiping

Date:

Party B: Shanghai Chenghuan Car Rental Co., Ltd. (official seal)

Legal representative or authorized representative (signature or seal):		/s/ Zhang Ruiping

Date:

Guarantors:

Cheng Rong (signature):	/s/ Cheng Rong

Ji Haifeng (signature):	/s/ Ji Haifeng